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                                                                    Exhibit 10.8


                              M&T BANK CORPORATION
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN

                                    ARTICLE I
                                     PURPOSE

1.1 The purpose of this M&T Bank Corporation Supplemental Retirement Savings Plan (the "Supplemental Retirement Savings Plan") is to provide for the payment of supplemental benefits to select management and highly compensated employees of certain affiliates of M&T Bank Corporation (the "Employers"), contributions on whose behalf under the M&T Bank Corporation Retirement Savings Plan and Trust (the "RSP") are subject to certain limitations imposed by Section 401(a)(17) of the Internal Revenue Code, as amended (the "Code"). The Employers intend and desire that this Supplemental Retirement Savings Plan, together with the other elements of the Employers' compensation programs, will attract, retain and motivate eligible employees.

                                   ARTICLE II
                                   DEFINITIONS

All terms with initial capital letters which are used in the RSP shall have the meanings assigned to them under the provisions of the RSP unless otherwise specified herein or as otherwise qualified by the context in which the term is used herein.

2.1 For the purposes of this Supplemental Retirement Savings Plan, the following words and phrases shall have the meanings indicated unless a different meaning is clearly required by the context. Any terms used herein in the masculine shall be read and construed in the feminine where they would so apply, and any terms used in the singular shall be read and construed in the plural if appropriate.

                  (a) "Committee" shall mean the Committee charged with the administration of this Supplemental Retirement Savings Plan under Article VII.

                  (b) "Company" shall mean Manufacturers and Traders Trust Company or any successor by merger, purchase or otherwise.

                  (c) "Compensation" shall mean the amount so defined in the RSP, calculated without regard to the limitation contained in Code Section 401(a)(17).

                  (d) "Compensation Limitation" shall mean, for any given year beginning on and after January 1, 1994, $150,000, as adjusted to and including such given year of determination in the manner provided under Code Section 401(a)(17).


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                  (e) "Employee" shall mean any common law employee of an
                  Employer.

                  (f) "Employer" shall mean any affiliate of M&T Bank Corporation that participates in the RSP.

                  (g) "Participant" shall mean an Employee who has become a Participant in accordance with Section 3.2. Participant shall also include a former Employee who had met the foregoing criteria as an Employee and who, at the time of determination, has an Account under this Supplemental Retirement Savings Plan.

                  (h) "Supplemental Retirement Savings Plan" shall mean this M&T Bank Corporation Supplemental Retirement Savings Plan, as the same may be amended from time to time.

                  (i) "Supplemental Retirement Savings Plan Account" or "Account" shall mean, to the extent applicable to any given Participant, the account maintained under the provisions of
                  Section 4.1.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1 Any Employee who is a member of a select group of management or highly compensated employees as designated by the Committee is eligible to participate in this Supplemental Retirement Savings Plan, provided, however, that any such Employee shall become a Participant hereunder only as provided under Section 3.2.

3.2 An Employee eligible to participate in this Supplemental Retirement Savings Plan under Section 3.1 shall become a Participant in this Supplemental Retirement Savings Plan at such time as the Committee first determines that contributions on his behalf under the RSP will be affected by the Compensation Limitation. The determination of whether and at which time an Employee is affected by the Compensation Limitation and eligible for participation herein shall be made by the Committee. Notwithstanding the foregoing, a Participant may become eligible to have amounts credited to his Supplemental Retirement Savings Plan Account for a year only in the event that:

                  (a) such individual has elected to make Salary Reduction Contributions under the RSP for the year equal to at least six percent (6%) of his Compensation not in excess of the Compensation Limitation; and

                  (b) his Compensation for the year is in excess of the Compensation Limitation.

3.3 Upon becoming a Participant under this Supplemental Retirement Savings Plan, he shall make an irrevocable election to receive his benefit under this Supplemental Retirement


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         Savings Plan either in the form of a lump sum or in annual installments payable over 5, 10 or 15 years, and to begin to receive such benefit either:

                  (a) at a specific age, or

                  (b) at retirement under the M&T Bank Corporation Pension Plan, but not later than age 65 if the Participant terminates employment prior to eligibility for retirement under such plan.

                                   ARTICLE IV
                     CALCULATION OF CREDITS TO SUPPLEMENTAL
                        RETIREMENT SAVINGS PLAN ACCOUNTS

4.1 There shall be credited to the Supplemental Retirement Savings Plan Account of a Participant eligible therefor under Section 3.2 the excess of (a) the amount which would have been contributed under Section 5.02 of the RSP on behalf of such Participant if the provisions of the RSP were administered without regard to the annual limitation on Compensation set forth in Code Section 401(a)(17), but with Compensation capped at $235,840, over (b) the amount actually contributed under Section 5.02 of the RSP on his behalf. The credit to the Supplemental Retirement Savings Plan Account under this Section 4.1 on behalf of a Participant shall be computed in accordance with the foregoing and with the objective that the Participant should have credited to his accounts under this Supplemental Retirement Savings Plan and the RSP the total amount that would otherwise have been contributed on his behalf under Section 5.02 of the RSP as of the date of such credit, had the provisions of Code Section 401(a)(17) not been applicable thereto, but with Compensation capped at the amount set forth above.

4.2 In addition to any amount credited to his Account under Section 4.1, a Participant may elect to defer under this Plan a percentage of that portion of his Compensation in excess of the Compensation Limitation, but not in excess of $235,840, equal to the percentage of his Compensation that he has elected to defer for the year under Section
         5.01 of the RSP. Such election for a year must be made prior to the beginning of that year (except that the election for 1994 must be made prior to August 1, 1994, and the election for an individual who first becomes a Participant after the first day of a year must be made at the time he becomes a Participant) and shall be irrevocable.

4.3 Notwithstanding any provisions of this Supplemental Retirement Savings Plan to the contrary, the credits to the Supplemental Retirement Savings Plan Accounts provided under Article IV shall be determined and coordinated by the Committee so as to prevent any duplication of Supplemental Retirement Savings Plan and RSP benefits.

                                    ARTICLE V
                 INDIVIDUAL ACCOUNTS, INVESTMENTS AND VALUATIONS


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5.1      The provisions of the RSP concerning the creation and maintenance of individual accounts and concerning investment elections by Participants shall apply equally under this Supplemental Retirement Savings Plan.

5.2 Participant investment elections under the RSP for Salary Reduction Contributions shall apply with respect to amounts credited to Accounts under Article IV, and such amounts shall be treated as invested initially in the Investment Funds available under the RSP in the same proportion as reflected in such elections under the RSP. Accounts will be valued at the same time as RSP accounts, except that stock of M&T Bank Corporation will be stated in dollars instead of shares.

5.3 The deemed investment of amounts credited to a Participant's Account may be reallocated, at the Participant's election, among the available RSP Investment Funds on a quarterly basis. Such elections shall be independent of any reallocation election made under the RSP.

5.4 Accounts will be credited with the investment return reported by the Trust and Investment Services Division for the Investment Funds under the RSP in which the Accounts are treated as invested.

                                   ARTICLE VI
                      COMMENCEMENT AND FORM OF SUPPLEMENTAL
                         RETIREMENT SAVINGS PLAN BENEFIT

6.1 Benefits hereunder shall become payable to a Participant as of the date and in the form he has specified under the provisions of Section 3.3. Participant elections may not be changed, except that, upon consideration of all facts in hardship situations, the Committee may approve the acceleration of payments to a Participant.

6.2 At the Committee's discretion, any benefits hereunder payable to a Participant or beneficiary (who shall be the Participant's beneficiary under the RSP) may be paid in a form of a lump sum payment as determined by the Committee.

6.3 In the event that a Participant is still employed by an Employer in the year he has elected to have payment of his benefits hereunder made or commence, payment of the amount in his Account as of the beginning of that year shall be made or commence (depending on his election under Section 3.3) in that year, and payment of amounts credited to his Account in that year and in subsequent years shall be made or commence (depending on his election under Section 3.3) in the January of the year following the year in which such amounts were credited to his Account.

6.4 Benefits payable hereunder to, or on behalf of, a Participant shall be paid by the Employer who last employed the Participant.


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                                   ARTICLE VII
                                 ADMINISTRATION

7.1 The Committee shall be charged with the administration of this Supplemental Retirement Savings Plan. The members of the Committee shall be selected by the Company. The Committee shall have all such powers as may be necessary to discharge its duties relative to the administration of this Supplemental Retirement Savings Plan, including by way of illustration and not limitation, discretionary authority to interpret and construe this Supplemental Retirement Savings Plan, to decide any dispute arising hereunder, to determine the right of any Employee with respect to participation herein, to determine the right of any Participant with respect to benefits payable under this Supplemental Retirement Savings Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of this Supplemental Retirement Savings Plan as it, in its sole discretion, may from time to time deem advisable. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Supplemental Retirement Savings Plan unless attributable to willful misconduct or lack of good faith. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee or the Company with respect to this Supplemental Retirement Savings Plan. Members of the Committee shall not participate in any action or determination regarding solely their own benefits payable hereunder. Except as provided in Section 7.3, decisions of the Committee made in good faith shall be final, conclusive and binding upon all parties.

7.2 Whenever the Committee denies, in whole or in part, a claim for benefits filed by any person (hereinafter referred to as a "Claimant"), the Committee shall transmit a written notice setting forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for the denial of the claim, references to the specific provisions of this Supplemental Retirement Savings Plan on which the denial is based, a description of any additional needed material or information and why such material or information is necessary, and an explanation of the claims review procedure as set forth herein. In addition, the written notice shall contain the date on which the notice was sent and a statement advising the Claimant that, within 90 days of the date on which such notice is received, he may obtain review of the Committee's decision.

7.3 Within 90 days of the date on which the notice of denial of claim is received by the Claimant, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Committee a written request therefor, which request shall contain the following information:

                  (a) the date on which the notice of denial of claim was received by the Claimant;

                  (b) the date on which the Claimant's request was filed with the Committee; provided,

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                  however, that the date on which the Claimant's request for review was in fact filed with the Committee shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this clause (b);

                  (c) the specific portions of the denial of his claim which the Claimant requests the Committee to review;

                  (d) a statement by the Claimant setting forth the basis upon which he believes the Committee should reverse its previous denial of his claim for benefits and accept his claim as made; and

                  (e) any written material (included as exhibits) which the Claimant desires the Committee to examine in its consideration of his position as stated pursuant to clause (d).

Within 60 days of the date determined pursuant to clause (b) (or, if special circumstances require an extension of time, within 120 days of such date), the Committee shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall deliver, to the claimant in writing, its decision. Such written decision shall set forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for its decision, including references to the specific provisions of this Supplemental Retirement Savings Plan which were relied upon. The decision will be final and binding on all persons concerned.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

8.1 The Employers expect to continue this Supplemental Retirement Savings Plan indefinitely, but reserve and delegate to the Company the right to amend or terminate this Supplemental Retirement Savings Plan at any time, if, in the Company's sole judgment, such amendment or termination is necessary or desirable. Any such amendment or termination shall be made in writing by the Board of Directors of the Company or its designee, if applicable, and shall be effective as of the date specified in such document. No amendment or termination of this Supplemental Retirement Savings Plan shall directly or indirectly deprive any Participant, surviving spouse or beneficiary of all or any portion of the Supplemental Retirement Savings Plan benefits earned by the Participant as of the date of amendment or termination. In the event of a termination of this Supplemental Retirement Savings Plan, the Company (or any transferee, purchaser or successor entity) may elect, in its discretion, either to have the Employers make lump sum payments, at the time of such termination, of the Account balances on such date to Participants, surviving spouses and beneficiaries or to have the Employers make payments to such individuals at such time or times as provided under the terms of this Supplemental Retirement Savings Plan.

8.2 This Supplemental Retirement Savings Plan shall not be automatically terminated by a

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         transfer or sale of an Employer or by the merger or consolidation of an
         Employer into or with any other corporation or other entity, but it shall be continued with respect to such Employer or its successor after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue this Supplemental Retirement Savings Plan. In the event this Supplemental Retirement Savings Plan is not continued with respect to such Employer or its successor by the transferee, purchaser or successor entity, then it shall terminate with respect to such Employer or its successor subject to the provisions of Section 8.1.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of an Employer nor limit the right of an Employer to discharge or otherwise deal with Participants without regard to the existence of this Supplemental Retirement Savings Plan.

9.2 Plan Unfunded. Notwithstanding any provision herein to the contrary, the benefits offered hereunder shall constitute nothing more than unfunded, unsecured promises by each Employer to pay the benefits determined hereunder that such Employer is obligated to pay under
         Section 6.4. No provision shall at any time be made with respect to segregating any assets of any Employer for payment of any benefits hereunder. No Participant, beneficiary or any other person shall have any interest in any particular assets of the Employers by reason of the right to receive a benefit under this Supplemental Retirement Savings Plan, and any such Participant, beneficiary or other person shall have only the rights of a general unsecured creditor of the Employer by whom the Participant was last employed with respect to any rights under this Supplemental Retirement Savings Plan. Nothing contained in this Supplemental Retirement Savings Plan shall constitute a guaranty by the Employers or any other entity or person that the assets of any Employer will be sufficient to pay any benefit hereunder. All expenses and fees incurred in the administration of this Supplemental Retirement Savings Plan shall be paid by the Employers.

9.3 Binding on Employers, Employees and Their Successors. This Supplemental Retirement Savings Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and each Participant and his heirs, executors, administrators and legal representatives. In the event of the merger or consolidation of an Employer with or into any other corporation, or in the event substantially all of the assets of an Employer shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or sale, assume the accrued obligations of such Employer hereunder with respect to benefits accrued as of the date of such merger, consolidation or transfer and shall be substituted for such Employer hereunder.

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9.4      Spendthrift Provisions. No benefit payable under this Supplemental
         Retirement Savings Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Employers shall not be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person entitled to any benefit under this Supplemental Retirement Savings Plan.

9.5 Disclosure. Each Participant shall receive a copy of this Supplemental Retirement Savings Plan, and the Committee will make available for inspection by any Participant a copy of the rules and regulations used by the Committee in administering this Plan.

9.6 State Law. This Supplemental Retirement Savings Plan is established under and will be construed according to the laws of the State of New York to the extent that such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

9.7 Incapacity of Recipient. In the event a Participant, surviving spouse or beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under this Supplemental Retirement Savings Plan to which such Participant, spouse or beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided herein, when the Committee, in its sole discretion, determines that a Participant, surviving spouse or beneficiary is unable to manage his financial affairs, the Committee may direct the Employer responsible for payment to make distributions to any person for the benefit of such Participant, spouse or beneficiary.

9.8 Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three years after the date on which any payment of the Participant's benefit hereunder may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, whichever occurs first, the Committee is unable to locate the spouse or any beneficiary of the Participant, the Participant and his surviving spouse or beneficiary shall forfeit all rights to any Supplemental Retirement Savings Plan benefits.

9.9 Elections, Applications, Notices. Every direction, revocation or notice authorized or required hereunder shall be deemed delivered to the Employers or the Committee as the case may be: (a) on the date it is personally delivered to the Secretary of the Committee (with a copy to the Company's General Counsel) at the Company's executive offices at Buffalo, New York or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary of the Committee (with a copy to the Company's General Counsel)

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         at the offices indicated above, and shall be deemed delivered to a
         Participant, surviving spouse or beneficiary: (a) on the date it is personally delivered to such individual, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on the records of the Employers. Any notice required hereunder may be waived by the person entitled thereto.

9.10 Severability. In the event any provision of this Supplemental Retirement Savings Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Supplemental Retirement Savings Plan. This Supplemental Retirement Savings Plan shall be construed and enforced as if such illegal or invalid provision had never been contained herein.

9.11 Headings. The headings of Sections of this Supplemental Retirement Savings Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Supplemental Retirement Savings Plan.



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